Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2009 (except for Note 15 and the effects of the change in accounting for noncontrolling interests and convertible debt arrangements discussed in Note 2(p) as to which the date is June 26, 2009) with respect to the consolidated financial statements and schedules and our report dated February 27, 2009 with respect to internal control over financial reporting included in this Current Report of RAIT Financial Trust and subsidiaries on Form 8-K. We hereby consent to the incorporation by reference of said reports in the Registration Statements of RAIT Financial Trust on Form S-3 (File No. 333-152351, effective on August 6, 2008; File No. 333-149340, effective on March 13, 2008; File No. 333-144603, effective on July 16, 2007 and post effective amendment effective April 25, 2008; File No. 333-139948, effective on January 12, 2007; File No. 333-139889, effective on January 10, 2007) and Form S-8 (File No. 333-151627, effective June 13, 2008; File No. 333-125480, effective on June 3, 2005; File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001).

/S/    GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 26, 2009